UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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|_|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
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|X|  Soliciting Material Pursuant toss.240.14a-12

                                  Filing by:

                      AMERICAN WATER WORKS COMPANY, INC.
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             (Name of each Registrant as Specified in its Charter)


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     2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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

[The following is a form of letter to be distributed by subsidiaries of American Water Works to local political and community leaders.]

[Logo]

Dear [name],

I understand your constituents have some questions about recent news on the proposed acquisition of American Water Works -- the parent company [name subsidiary] -- by the German firm RWE. I'm pleased you've made us aware of these questions and I welcome this opportunity to give you more information.

Here are the facts:

   o On September 16, 2001 American Water Works agreed to be acquired by RWE AG, a diversified energy and water services company based in Essen, Germany.

   o Under the terms of the agreement, RWE will acquire all of American Water Works common stock for $46 per share in cash.

   o Once the transaction is complete, American Water will join with Thames Water - an RWE company and one of the largest water suppliers in the world.

What does this mean for [subsidiary name] customers? [subsidiary name] will still be their water company. The people of [subsidiary name] will still be their neighbors. The trucks that come down their street to look after their service will still say [subsidiary name] on the side, and they'll still send their water bills to the same [subsidiary name] office.

But in the long run, our customers can expect to benefit from the economies that typically come from joining together strong companies. Once the transaction is complete, this partnership will bring [subsidiary name] customers global experience in areas such as water quality, research and technology - as well as a world of new ideas on how to serve customers. That also means in the future, [subsidiary name] customers can expect rate increases that are likely to be lower than they would have otherwise been.

There's one more important point I'd like to make. During these emotional times for our country, I know there has been some concern over the thought that a foreign company could control our water supplies. The fact is, the control of our water supplies has never been determined by who owns the water company's stock. Our water is controlled by various governmental organizations including the state public utility commissions, river basin authorities and state environmental protection agencies. That's the way it's been and that's the way it's going to be -- no matter who owns American Water Works.

Continued . . .

Besides, while RWE is headquartered in Germany, it's hardly new to this country. The company and its affiliates employ more than 16,500 people in the U.S. - roughly 10% of RWE's global workforce. They are part of a number of organizations including the Thames Water business in Westfield, NJ, and Pittsburgh-based Consol Energy - a multi-fuel provider that operates mines in Pennsylvania, Ohio, Virginia, West Virginia, Kentucky, Illinois and Utah. Other RWE businesses in the US include Turner Construction Corporation of Dallas and Kitchell Corporation of Phoenix.

I hope these facts about this proposed transaction will help you respond to your constituents. If I can be of further help to you or them, please let me know.

Regards,


                           *      *      *

     American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President External Affairs, at (856) 566-4026.

     The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

     Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.